Exhibit 10.1

Dynegy, Inc.

1000 Louisiana, Suite 5800

Houston, TX 77002

December 13, 2011

Resources Capital Management Corporation

c/o Public Service Enterprise Group

80 Park Plaza

Newark, NJ 07102

Re: Roseton/Danskammer Leases

Gentlemen:

The attached binding Term Sheet sets forth the terms on which Dynegy, Inc. and its subsidiaries who are named below agree to settle and resolve all issues and disputes with Resources Capital Management Corporation and its affiliates and subsidiaries who are named below (the “PSEG Entities”). Please indicate the agreement of the PSEG Entities to the Term Sheet by having this letter signed by an authorized officer for each PSEG Entity and returning a signed copy of this letter.

AGREED:

DYNEGY, INC.

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

DYNEGY HOLDINGS, LLC

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

DYNEGY ROSETON, L.L.C.

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

DYNEGY DANSKAMMER, L.L.C.

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

DYNEGY NORTHEAST GENERATION, INC.

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

HUDSON POWER, L.L.C.

/s/ Robert C. Flexon
By:	Robert C. Flexon
	Its:	President & CEO

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AGREED:

RESOURCES CAPITAL MANAGEMENT CORPORATION

/s/ Scott Jennings
By:	Scott Jennings
	Its:	President

RESOURCES CAPITAL ASSET RECOVERY, LLC, SERIES DD AND SERIES DR

/s/ Scott Jennings
By:	Scott Jennings
	Its:	Authorized Signatory

ROSETON OL, LLC

/s/ Scott Jennings
By:	Scott Jennings
	Its:	Authorized Signatory

DANSKAMMER OL, LLC

/s/ Scott Jennings
By:	Scott Jennings
	Its:	Authorized Signatory

ROSETON OP, LLC

/s/ Scott Jennings
By:	Scott Jennings
	Its:	Authorized Signatory

DANSKAMMER OP, LLC

/s/ Scott Jennings
By:	Scott Jennings
	Its:	Authorized Signatory

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FINAL

TERM SHEET —
SETTLEMENT WITH PSEG

This Term Sheet sets forth the terms on which the Debtors, Dynegy, Inc. (“Dynegy”) and the PSEG Entities (“PSEG”) intend to settle and resolve all issues and disputes between them, in lieu of further litigation regarding (a) the Roseton and Danskammer leases (the “Leases”), (b) the Debtors’ Motion to Reject the Leases, (c) PSEG’s Motion to Dismiss the Debtors’ Chapter 11 Cases, (d) PSEG’s complaint filed in New York Supreme Court, and (e) all of the parties’ rights and claims arising under the documents entered into in connection with the Leases (the “Lease Documents”), including without limitation the Tax Indemnity Agreement (the “TIA”).

(1)           The parties shall submit to the Bankruptcy Court (and support entry of) a stipulated order providing for the rejection of the Leases nunc pro tunc as of the Petition Date (November 7, 2011), such order to be entered no later than December 16, 2011, and to become effective 14 days after entry (the “Rejection Order”).

(2)           The Rejection Order shall provide that all of PSEG’s rights and claims under the TIA (and the guaranty thereof), shall be settled and compromised for (i) an allowed unsecured claim of Resources Capital Management Corporation (“RCM”) (or its designee) against Dynegy Holdings LLC (“DH”) in the amount of $110 million (the “TIA Claim”) and (ii) a cash payment in the amount of $7.5 million to be paid to RCM (or its designee) by Dynegy or a non-debtor subsidiary thereof within five (5) days of the Rejection Order becoming effective (the “Cash Payment”).

(3)           The Rejection Order shall provide that (i) the TIA Claim and the Cash Payment shall not be subject to the limitations contained in section 502(b)(6) of the Bankruptcy Code and (ii) the TIA Claim and the Cash Payment shall be separate from and not included in any claim that may ultimately be allowed for damages arising from or related to the rejection or termination of the Leases (the “Lease Claim”).  The Debtors agree that they will (x) operate the Roseton and Danskammer facilities until they obtain regulatory approval to not do so and (y) not contend that PSEG has an obligation to operate the Roseton and Danskammer facilities.

(4)           PSEG shall assign to Dynegy (or its designee affiliate) all of its right to receive payments or distributions in respect of its equity interests in the Roseton and Danskammer facilities, including without limitation, any right it has to any recovery on or in respect of the Lease Claim.  In addition, PSEG agrees to cooperate with the Debtors in connection with the disposition of the Roseton and Danskammer facilities.

(5)           PSEG shall assign to Dynegy (or its designee affiliate) any claim it has against the Lease Indenture Trustee for damages arising from its action to have the Leases recharacterized.

PRIVILEGED & CONFIDENTIAL
SETTLEMENT DISCUSSIONS

(6)           The parties shall stipulate and agree that the Leases are true leases not subject to recharacterization as financings.  In addition, PSEG shall stipulate and agree that it will not take a position regarding whether the property covered by the Leases is real property or personal property.

(7)           DH shall amend its chapter 11 plan to (i) provide PSEG with the releases, exculpations and injunctive protection provided to settling parties under the Plan including those set forth in Sections 16.6, 16.22, 8.13 and 8.14 of the Plan, and (ii) otherwise implement the terms hereof, including but not limited to the treatment of the TIA Claim pari passu with the claims of DH’s senior unsecured bonds (DH’s plan as so modified, the “Plan”).

(8)           PSEG shall enter into an agreement with Dynegy to support confirmation of the Plan on terms substantially similar to the Restructuring Support Agreement entered into with certain DH bondholders (except to the extent the Restructuring Support Agreement conflicts with this settlement). Promptly upon the parties’ written confirmation that they agree to the terms set forth herein, PSEG will withdraw (i) its Motion to Dismiss the Chapter 11 Cases and (ii) any other opposition pleadings it has filed in the Chapter 11 Cases.  In addition, PSEG will continue the stay with respect to any proceedings arising from the complaint it filed in NY Supreme Court, and upon the Plan becoming effective, dismiss with prejudice such proceedings.

(9)           Subject to its fiduciary duties as a member of the Official Committee of Unsecured Creditors, PSEG agrees to support confirmation of the Plan in its capacity as a committee member.

(10)         Except as set forth herein, Dynegy and the Debtors and PSEG shall exchange mutual releases, which releases shall become effective on the effective date of the Plan, regarding all matters arising prior to the effective date of this settlement.

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